Exhibit 99.2

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 6/30/2011	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE	ALLOCATED NET SALE PROCEEDS
Alstom Power	SOLD	9%	12/10/96	$8,137,994	3/15/05	$12,000,000	$1,023,528
Avaya	SOLD	9%	6/24/98	$5,512,472	10/15/10	$5,300,000	$448,892
Cort	SOLD	24%	7/31/98	$6,566,430	9/11/03	$5,770,000	$1,315,906
47300 Kato Road	0%	9%	7/21/98	$8,983,110	N/A	N/A	N/A
Gartner	SOLD	26%	9/20/99	$8,347,618	4/13/05	$12,520,404	$3,241,531
360 Interlocken Boulevard	SOLD	9%	3/20/98	$8,567,344	6/2/11	$9,150,000	$763,463
Iomega	SOLD	9%	4/1/98	$5,934,250	1/31/07	$4,867,000	$411,759
Johnson Matthey	SOLD	26%	8/17/99	$8,056,392	10/5/04	$10,000,000	$2,529,819
1315 West Century Drive	SOLD	9%	2/13/98	$10,361,070	12/22/06	$8,325,000	$708,328
20/20 Building	91%	26%	7/2/99	$9,546,210	N/A	N/A	N/A
111 Southchase Blvd.	SOLD	26%	5/18/99	$5,121,827	5/23/07	$7,625,000	$1,892,289
WEIGHTED AVERAGE	69%

*	The Acquisition Price does not include the up-front sales charge or capital expenditures, depreciation/amortization or impairments incurred over our ownership period, as applicable.

FUND FEATURES

OFFERING DATES	December 1997 – December 1998

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	79% to 21%

AMOUNT RAISED	$16,532,802

Please note that the figures and dates in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

The financial information presented is preliminary and subject to change, pending the filing of the Partnership’s Form 10-Q for the period ended June 30, 2011. We do not make any representations or warranties (expressed or implied) about the accuracy of any such statements to the investors’ realized results at the close of the Fund.

Readers of this fact sheet should be aware that there are various factors and uncertainties that could cause actual results to differ materially from any forward-looking statements made in this material. Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund XI is in the positioning-for-sale phase of its life cycle, with two assets remaining following the disposition of 360 Interlocken Boulevard on June 2, 2011. Our focus on these two assets involves concentrating on leasing and marketing efforts at the 20/20 Building and marketing the 47300 Kato Road building for sale in its “as-is” condition, as well as for long-term lease.

Second quarter 2011 operating distributions were reserved (see “Estimated Annualized Yield” table). The General Partners anticipate that operating distributions will be reserved in the near-term, given the anticipated re-leasing expenses and capital improvements at 47300 Kato Road and the 20/20 Building.

As a result of the sale of the 360 Interlocken Boulevard property, the General Partners are evaluating the current needs of the portfolio and the possibility and related timing of a potential distribution of net sale proceeds.

The Cumulative Performance Summary, which provides a high-level overview of the Fund’s overall performance to date, is on the reverse.

Continued on reverse

Property Summary

•

The Alstom Power building was sold on March 15, 2005, following the lease renewal and extension with Alstom Power. Net sale proceeds of $1,023,528 were allocated to the Fund. These proceeds were included in the November 2005 distribution.

•

The Avaya building was sold on October 15, 2010 and $448,892 in net sales proceeds were allocated to the Fund. These proceeds are being reserved at this time to cover anticipated capital at the remaining assets in the Fund.

•	The Cort building was sold on September 11, 2003, and net sale proceeds of $1,315,906 were allocated to the Fund. These proceeds were distributed to the limited partners in May 2005.

•

The 47300 Kato Road property is located in Fremont, California, in the Silicon Valley region. TCI International, the sole tenant, vacated the property in May 2010. We continue to actively market space in the building for long-term lease or sale.

•

The Gartner building was sold on April 13, 2005, as part of a larger portfolio sale. The net sale proceeds allocated to the Fund from this sale were $3,241,531. We used $340,000 of these proceeds for Fund-level operations expenses and re-leasing costs for the 111 Southchase and 20/20 properties. The November 2005 distribution included $1,930,746 of these proceeds. The remaining $970,785 was included in the net sale proceeds distribution in August 2007.

•	The 360 Interlocken Boulevard property was sold on June 2, 2011, and $763,463 in net sale proceeds was allocated to the Fund.

•

The Iomega building was sold on January 31, 2007, and net sale proceeds of approximately $411,759 was allocated to the Fund. These proceeds were included in the net sale proceeds distribution paid in November 2007.

•

The Johnson Matthey property was sold on October 5, 2004, and $2,529,819 in net sale proceeds was allocated to the Fund. Of these proceeds, $984,093 was distributed to the limited partners in May 2005. The remaining amount was included in the November 2005 distribution.

•

The 1315 West Century Drive building was sold on December 22, 2006. Net sale proceeds allocated to the Fund totaled $708,328. We used $120,000 of these proceeds to fund a portion of the re-leasing capital at 111 Southchase. Net sale proceeds of $129,215 were distributed to the limited partners in August 2007. The remaining proceeds were paid in November 2007.

•

The 20/20 Building is located in Kansas City, Kansas. The building is currently 91% leased to two divisions of Blue Cross and Blue Shield of Kansas City (through October 2012) and Nolan Real Estate Services (through February 2014). We continue to actively market the remaining vacant space for lease.

•

111 Southchase Boulevard was sold on May 23, 2007, following the lease execution with Caterpillar, Inc. Net sale proceeds of $1,892,289 were allocated to the Fund. Approximately $1,099,128 was included in the net sale proceeds paid in November 2007, and another $665,000 was used to fund re-leasing costs and capital needs at the 20/20 Building, the Avaya Building, and the 360 Interlocken Boulevard property, as well as portfolio-level operations. The remaining proceeds are being reserved at this time.

CUMULATIVE PERFORMANCE SUMMARY

	Par Value	Cumulative Operating Cash Flow Distributed (1)	Cumulative Passive Losses (1 & 2)	Cumulative Net Sale Proceeds Distributed (1)	Estimated Unit Value as of 12/31/10 (3)

PER “A” UNIT	$10	$4.95	N/A	$5.14	$1.84
PER “B” UNIT	$10	$0.00	$0.32	$9.82	$1.48

(1)

These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.

(2)

This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B Unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.

(3)	Please refer to the disclosure related to the estimated unit valuations contained in the 1/31/2011 Form 8-K for this partnership.

ESTIMATED ANNUALIZED YIELD*

	Q1	Q2	Q3	Q4	AVG YTD
2011	Reserved	Reserved
2010	Reserved	Reserved	Reserved	Reserved	0.00%
2009	Reserved	Reserved	Reserved	Reserved	0.00%
2008	Reserved	Reserved	Reserved	Reserved	0.00%
2007	Reserved	Reserved	Reserved	Reserved	0.00%
2006	Reserved	Reserved	Reserved	Reserved	0.00%
2005	2.00%	Reserved	Reserved	Reserved	0.50%
2004	Reserved	6.50%	2.00%	Reserved	2.13%
2003	8.00%	6.50%	8.00%	6.50%	7.25%
2002	9.50%	9.50%	9.50%	9.00%	9.38%
2001	9.75%	9.75%	9.75%	9.75%	9.75%

TAX PASSIVE LOSSES — CLASS “B” PARTNERS

2010	2009	2008	2007		2006	2005
0.00%	0.00%	0.00%	-17.35	%**	11.15%	-39.24	%**

*	The calculation is reflective of the $10 offering price, adjusted for NSP paid-to-date to Class “A” unit holders.
**	Negative percentage due to income allocation.

For a more detailed quarterly financial report, please refer to Fund XI’s most recent 10-Q filing, which can be found on the Wells website at www.WellsREF.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.WellsREF.com • 800-557-4830

LPMPFSI1107-0450-11	© 2011 Wells Real Estate Funds